UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2015

HARRIS & HARRIS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 Broadway New York, New York 10018
(Address, including zip code, of Principal Executive Offices)
(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2015, the Board of Directors (the “Board”) of Harris & Harris Group, Inc., (the “Company”) approved a change in control and severance agreements to be entered into with the Company's chief executive officer, president, chief financial officer, and chief strategy officer, a form of which is attached hereto as Exhibit 99.1 (“Executive Severance Agreement”). Each of the Executive Severance Agreements provides that, in the event an executive’s employment is terminated by the Company other than for “cause” (as defined therein) or an executive resigns for “good reason” (as defined therein), the executive will receive as severance:

•	12 months of base salary to be paid in cash periodically in accordance with the Company’s normal payroll policies;
•	a portion of executive’s incentive compensation in cash for the fiscal year in which executive's employment terminates, pro-rated based on time employed during the fiscal year, only to be paid only to the extent that performance metrics in the plan are achieved and at the same time as payments to other executives in the applicable incentive compensation plan are paid; and
•	12 months of COBRA premiums.

Further, under the terms of each Executive Severance Agreement, in the event an executive’s employment is terminated other than for “cause” or an executive resigns for “good reason” within the period commencing three months prior to a “change in control” (as defined in the Company’s 2012 Equity Incentive Plan) (a "Change in Control") and ending 12 months after a Change in Control, the severance will consist of:

•	12 months of base salary to be paid in a single cash lump-sum;
•	a portion of an executive’s incentive compensation in cash for the fiscal year in which executive's employment terminates, pro-rated based on time employed during the fiscal year;
•	100% of an executive’s then-outstanding and unvested time-based equity awards that do not already contain a provision for accelerated vesting upon a Change in Control will become vested in full. For equity awards with vesting based on the achievement of performance criteria, the 50% of such executive’s then-outstanding and unvested performance-based equity awards that do not already contain a provision for accelerated vesting upon a Change in Control will vest. The remaining 50% of the executive’s then-outstanding and unvested performance-based equity awards that do not already contain a provision for accelerated vesting upon a Change in Control will vest only if the terms that result in the Change in Control meet the performance criteria that would have triggered such vesting; and
•	12 months of COBRA premiums.

Additionally, On December 23, 2015, the Board of the Company approved a control and severance agreement to be entered into with its venture partner, Alexei A. Andreev (“Andreev”), a copy of which is attached hereto as Exhibit 99.2 (“Venture Partner Severance Agreement”). Under the terms of the Venture Partner Severance Agreement, in the event Andreev’s employment is terminated other than for “cause” or an executive resigns for “good reason” within the period commencing three months prior to a Change in Control and ending 12 months after a Change in Control, the severance will consist of:

•	12 months of base salary to be paid in a single cash lump-sum;

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•	a portion of Andreev's incentive compensation in cash for the fiscal year in which Andreev's employment terminates, pro-rated based on time employed during the fiscal year; and
•	100% of Andreev’s then-outstanding and unvested time-based equity awards that do not already contain a provision for accelerated vesting upon a Change in Control will become vested in full. For equity awards with vesting based on the achievement of performance criteria, the 50% of Andreev’s then-outstanding and unvested performance-based equity awards that do not already contain a provision for accelerated vesting upon a Change in Control will vest. The remaining 50% of Andreev’s then-outstanding and unvested performance-based equity awards that do not already contain a provision for accelerated vesting upon a Change in Control will vest only if the terms that result in the Change in Control meet the performance criteria that would have triggered such vesting.

The executives and venture partner must timely deliver an effective release of claims to the Company to be eligible for the foregoing severance benefits. The foregoing descriptions of the material terms of the Executive Severance Agreements and Venture Partner Severance Agreement are qualified in their entirety by the form of Executive Severance Agreement, Venture Partner Severance Agreement, and 2012 Equity Incentive Plan which are attached or incorporated by reference hereto as exhibits, and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The By-laws, as amended, are filed as Exhibit 3.1 to this report and are incorporated by reference herein. The foregoing summary of the amendments to the By-laws is qualified in its entirety by reference to the copy of the By-laws, as amended, attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-laws of the Company, as amended on December 23, 2015
99.1	Form of Executive Severance and Change in Control Agreement
99.2	Form of Venture Partner Severance and Change in Control Agreement
99.3	Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan (incorporated by reference as Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No 814-00176) filed on March 14, 2012)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS & HARRIS GROUP, INC.

Date: December 28, 2015	By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
President

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of the Company, as amended on December 23, 2015
99.1	Form of Executive Severance and Change in Control Agreement
99.2	Form of Venture Partner Severance and Change in Control Agreement
99.3	Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan (incorporated by reference as Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 (File No 814-00176) filed on March 14, 2012)

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